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April 25,1997



                       Consumer Asset Management Division
                     of Electronic Data Systems Corporation
                        Annual Statement as to Compliance



The management of the Consumer Asset Management Division of Electronic Data Systems Corporation has reviewed the activities of the Division during the year ended December 31, 1996 and of the performance under the Servicing Agreement relating to Equicon Mortgage Loan Trust 1995-1, dated May 1, 1995 has been made under my supervision, and to the best of my knowledge, based on such review, the Consumer Asset Management Division of Electronic Data Systems Corporation has fulfilled all its obligations under the Servicing Agreement relating to Equicon Mortgage Loan Trust 1995-1, dated May 1, 1995 for the year ended December 31, 1996.



/s/Mark S. O'Bryan
Mark S. O'Bryan
Chief Operating Officer
Consumer Asset Management Division




                                              Consumer Asset Management Division
                                              190 South Warner Road
                                              Wayne, Pennsylvania 19087-2127
                                              (610) 989-1000
                                              Fax: (610) 975-3665